IS&S ANNOUNCES NEW $100 MILLION CREDIT FACILITY

Exton, PA, July 22, 2025 - Innovative Solutions & Support (IS&S) (NASDAQ: ISSC) today announced that it has entered a new five-year, $100 million committed credit agreement (the "Credit Agreement") with a lending syndicate led and arranged by JPMorgan Chase Bank, N.A. The Credit Agreement replaces the Company's existing $35 million line of credit. Under the terms of the Credit Agreement, the new credit facilities bear interest at Term SOFR plus 175 to 275 basis points, with the applicable margin determined by the Company’s total net leverage ratio, as calculated in accordance with the Credit Agreement.

The Credit Agreement provides for a $30 million secured revolving loan facility, a $25 million secured term loan, a $45 million secured delayed draw term facility, and an option, subject to certain conditions, to request up to $25 million in additional loan commitments under an accordion feature in the Credit Agreement. The initial outstanding borrowing under the new Credit Agreement, as of the closing date, replaced the outstanding borrowings under the existing line of credit.

"We are pleased by the strong support from our bank group enabling us to significantly expand the size of our credit facility, which highlights their confidence in our management team and strategy,” said Jeffrey DiGiovanni, Chief Financial Officer of IS&S. "The new facility provides expanded liquidity and improved flexibility, better enabling us to execute on our long-term growth strategy and capital allocation priorities, consistent with our focus on driving long-term value creation for our shareholders."

For further information regarding the Credit Agreement, please refer to the Company's Current Report on Form 8-K, to be filed with the Securities and Exchange Commission on July 22, 2025.

720 Pennsylvania Drive Exton Pennsylvania 19341 USA 610-646-9800 FAX 610-646-0146

ABOUT INNOVATIVE SOLUTIONS & SUPPORT

Headquartered in Exton, Pa., Innovative Solutions & Support (IS&S) is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial, business and aviation and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IS&S offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IS&S is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products. For more information, please visit us at www.innovative-ss.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally”, and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, statements about: future revenue; financial performance and profitability; future business opportunities; plans to grow organically through new product development and related market expansion, as well as via acquisitions; and the timing of long-term programs remaining in production and continuing to generate future sales. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; market acceptance and demand for our products and programs; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

720 Pennsylvania Drive Exton Pennsylvania 19341 USA 610-646-9800 FAX 610-646-0146

IR CONTACT

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

Source: Innovative Solutions & Support, Inc.

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720 Pennsylvania Drive Exton Pennsylvania 19341 USA 610-646-9800 FAX 610-646-0146